Singular Genomics Systems, Inc. Reports Recent Highlights and Third Quarter Financial Results

La Jolla, CA, November 9, 2021 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company focused on delivering genomic technologies for the advancement of science and medicine, today highlighted recent corporate achievements and reported financial results for the third quarter of 2021.

“Early access partnerships for the G4 have been successful, and our partners are achieving accuracy and performance measures at our intended targeted specs. We are grateful for the collaboration of our partners at these pioneering labs as we establish robust installation protocols, further enhance system performance and lock in manufacturing operations,” said Drew Spaventa, Chairman and Chief Executive Officer. “We remain on track for our commercial launch, to take orders by year end and to ship commercial systems during the first half of 2022. The commercial team is ramping to drive instrument placements and deliver an unparalleled customer experience.”

Recent Highlights

•
Achieved targeted performance specifications at three Early Access Program (EAP) partners’ labs with the G4 Integrated Solution. Results from next generation sequencing (NGS) runs performed by partners demonstrated the following:
o
Harvard’s Beth Israel Deaconess Medical Center achieved average read counts of 136 million per flow cell and accuracy of 99.6%–99.7% utilizing targeted sequencing panels requiring 100 cycle kits.
o
Site 2 achieved average read counts of greater than 150 million per flow cell and accuracy of 99.6%–99.8% utilizing targeted sequencing panels requiring 150 cycle kits.
o
Site 3 achieved average read counts of greater than 170 million per flow cell and accuracy of approximately 99.8% utilizing targeted panels and exome libraries requiring 200 cycle kits.

•
Added an additional three EAP partners, for a total of six, to further validate the G4 performance specifications across various applications and lab settings that represent our targeted early customers and markets.

•
G4 commercial launch remains on track for the end of 2021. As part of commercial launch, we plan to include the release of specifications and pricing for the G4 instrument and initial consumable kit configurations, publish a technical report and provide known data sets for evaluation by prospective customers. Preparations are underway to accept limited orders from thought leading organizations by year end with initial shipments targeted during the first half of 2022.

•
Advanced operational readiness through continued hiring of manufacturing, customer support, sales and other commercial personnel and completed the buildout of a dedicated manufacturing facility to support the launch and anticipated initial demand for both the G4 and PX Integrated Solutions.

Financial Results

Operating expenses for the third quarter of 2021 totaled $17.5 million, compared to $7.8 million for the third quarter of 2020. Operating expenses for the third quarter of 2021 included non-cash stock-based compensation of $2.9 million. The year-over-year increase in operating expenses was driven primarily by headcount growth, investments to support the G4 commercial launch and continued investment in the PX Integrated Solution development.

Net loss for the third quarter of 2021 was $17.6 million, or $0.25 per common share, compared to $7.9 million, or $0.74 per common share, for the third quarter of 2020.

Cash, cash equivalents and short-term investments, excluding restricted cash, at September 30, 2021 totaled approximately $357.0 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, November 9, 2021, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.singulargenomics.com, on the Investors page in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that is leveraging novel, next generation sequencing (NGS) and multiomics technologies to build products that empower researchers and clinicians. Our mission is to accelerate genomics for the advancement of science and medicine. Our Singular Sequencing Engine is the foundational platform technology that forms the basis of our products in development as well as our core product tenets: accuracy, speed, flexibility and scale. We are currently developing two integrated solutions that are purpose built to target applications in which these core product tenets matter most. Our first integrated solution, the G4 Integrated Solution, is targeted at the NGS market. Our second integrated solution in development, the PX Integrated Solution, combines single cell analysis, spatial analysis, genomics and proteomics in one integrated instrument to offer a versatile multiomics solution. The G4 and PX Integrated Solutions are both comprised of an instrument and an associated menu of consumable kits.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully complete the development of our G4 and PX Integrated Solutions; (ii) our ability to meet our commercial launch and product delivery timelines and objectives; and (iii) our ability to achieve customer and scientific acceptance for our G4 and PX Integrated Solutions. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have no history commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, this litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our product candidates; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; and (vi) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and may materially and adversely impact, our business and operations. These and other risk factors that may affect our future results of operations are identified and described in more detail in our filings with the SEC, including our Quarterly Report on Form 10-Q for period ended September 30, 2021, filed with the SEC on November 9, 2021. Accordingly, you should not rely upon forward-looking statements as predictions of future events or our future performance. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

Singular Genomics Systems, Inc.

Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$8,910	$6,080	$23,200	$15,431
Selling, general and administrative	8,551	1,698	18,406	4,518
Total operating expenses	17,461	7,778	41,606	19,949

Loss from operations	(17,461)	(7,778)	(41,606)	(19,949)

Other income (expense):
Interest income	91	76	223	444
Interest expense	(234)	(202)	(654)	(503)
Change in fair value of convertible promissory notes	-	-	(35,199)	-
Change in fair value of warrant liability	-	(49)	(2,180)	(49)
Other (expense) income	(7)	20	405	24
Net loss	$(17,611)	$(7,933)	$(79,011)	$(20,033)

Net loss per share:
Basic and diluted net loss per share	$(0.25)	$(0.74)	$(2.05)	$(1.91)
Weighted-average shares used to compute basic and diluted net loss per share	71,721,861	10,726,496	38,553,685	10,507,732

Singular Genomics Systems, Inc.

Condensed Balance Sheets

(In thousands, except share and par value amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$239,263	$11,688
Short-term investments	117,750	15,231
Prepaid expenses and other current assets	7,214	652
Total current assets	364,227	27,571
Property and equipment, net	4,917	2,368
Restricted cash	687	482
Other noncurrent assets	1,000	81
Total assets	$370,831	$30,502

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,390	$427
Accrued expenses	3,443	1,592
Current portion of long-term debt, net of issuance costs	-	926
Warrant liability	-	451
Other current liabilities	158	294
Total current liabilities	5,991	3,690
Long-term debt, net of issuance costs	9,868	8,469
Other noncurrent liabilities	2,904	714
Total liabilities	18,763	12,873
Commitments and contingencies
Convertible preferred stock, $0.0001 par value:
Series Seed, 6,520,790 shares authorized, 0 and 6,520,790 issued and outstanding at September 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $4,499,998 at September 30, 2021 and December 31, 2020, respectively	-	4,486
Series A, 12,932,429 shares authorized, 0 and 12,932,429 issued and outstanding at September 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $20,000,002 at September 30, 2021 and December 31, 2020, respectively	-	19,908
Series B, 19,566,903 shares authorized, 0 and 19,373,169 issued and outstanding at September 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $44,999,997 at September 30, 2021 and December 31, 2020, respectively	-	44,790
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 400,000,000 and 60,272,685 shares authorized, 71,934,170 and 10,816,937 of shares outstanding at September 30, 2021 and December 31, 2020, respectively	7	1
Additional paid-in capital	484,202	1,552
Accumulated other comprehensive (loss) gain	(5)	17
Accumulated deficit	(132,136)	(53,125)
Total stockholders’ equity (deficit)	352,068	(51,555)
Total liabilities, convertible preferred stock and stockholders’ equity	$370,831	$30,502